                                                                    EXHIBIT 10.5


                   ALION SCIENCE AND TECHNOLOGY CORPORATION
                            1750 Tysons Boulevard
                                  Suite 1300
                            McLean, Virginia 22102

                 $39,900,000 6% Junior Subordinated Notes of
                   Alion Science and Technology Corporation
                            Due December 20, 2010

             Warrants for 1,080,436.8 Shares of Common Stock of
       Alion Science and Technology Corporation (subject to adjustment)

                                --------------

                  SELLER NOTE SECURITIES PURCHASE AGREEMENT

                                --------------

                             December 20, 2002

                              TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.       Description of Acquisition...........................................1

2.       Authorization of Securities; etc.....................................1

3.       Sale and Purchase of Securities......................................2

4.       Closing..............................................................2

5.       Conditions To Closing................................................2

         5.1      Representations and Warranties Correct......................2

         5.2      Performance; No Default.....................................2

         5.3      Related Transactions........................................3

         5.4      Compliance Certificate......................................3

         5.5      Opinion of Counsel for the Company..........................4

         5.6      Opinion of Counsel for the ESOP.............................4

         5.7      Legal Investment; Certificate...............................4

         5.8      Sale and Purchase Not Forbidden by Law......................4

         5.9      Proceedings and Documents...................................4

         5.10     Existence and Authority of the Company......................4

         5.11     Private Placement Number....................................4

         5.12     Consents and Approvals......................................4

         5.13     Absence of Litigation, Orders, Etc..........................4

         5.14     Satisfactory Proceedings....................................5

         5.15     Blue Sky....................................................5

         5.16     Waiver of Conditions........................................5

6.       Representations and Warranties.......................................5

         6.1      Organization, Standing, etc.................................5

         6.2      Authority, Execution and Delivery; Transaction Documents....5

         6.3      No Conflict; Governmental Consents..........................6

         6.4      Subsidiaries; Capitalization................................6

         6.5      Subchapter S Status.........................................8

7.       Prepayment of Notes..................................................8

         7.1      Allocation of Partial Prepayments of Notes..................8
         7.2      Notice of Optional Prepayments of Notes.....................8

                              TABLE OF CONTENTS
                                 (CONTINUED)

                                                                            PAGE
                                                                            ----

         7.3      Maturity; Accrued Interest; Surrender, etc. of Notes........8

         7.4      Payment on Non-Business Days................................8

8.       Subordination of Notes...............................................8

9.       Affirmative and Negative Covenants of the Company....................9

         9.1      Payment of Interest and Principal...........................9

         9.2      Limitation on Dividends and Distributions...................9

10.      Definitions..........................................................9

         10.1     Definitions of Capitalized Terms............................9

         10.2     Other Definitions..........................................15

         10.3     Laws.......................................................15

11.      Remedies............................................................15

         11.1     Events of Default Defined; Acceleration of Maturity........16

         11.2     Suits for Enforcement, etc.................................18

         11.3     No Election of Remedies....................................18

         11.4     Remedies Not Waived........................................18

         11.5     Application of Payments....................................18

12.      Registration, Transfer and Exchange of Securities...................19

13.      Replacement of Securities...........................................19

14.      Appointment of Directors............................................19

15.      Amendment and Waiver................................................19

16.      Method of Payment of Securities.....................................20

17.      Expenses; Indemnity.................................................20

18.      Taxes...............................................................21

19.      Communications......................................................21

20.      Survival of Agreements, Representations and Warranties, etc.........22

21.      Successors and Assigns; Rights of Other Holders.....................22

22.      Purchase for Investment; ERISA......................................22

23.      Assignment; Right of First Offer....................................24

         23.1     Right of First Offer.......................................24

         23.2     Minimum Amounts and Increments.............................26

                              TABLE OF CONTENTS
                                 (CONTINUED)

                                                                            PAGE
                                                                            ----
24.      Governing Law; Jurisdiction; Waiver of Jury Trial...................26

25.      Rule 144A...........................................................26

26.      Miscellaneous.......................................................26

27.      Confidential Information............................................27

Schedule I                 Schedule of Holders
Schedule II                Schedule of ESOP Plan Documents
Schedule III               Schedule of ESOT Transaction Documents

Exhibit 2(a)               Form of Note
Exhibit 2(b)               Form of Warrant
Exhibit 2(c)               Form of PIK Note
Exhibit 5.3(a)             Form of Mezzanine Note
Exhibit 5.3(b)             Outstanding Indebtedness
Exhibit 5.3(e)             Form of Rights Agreement
Exhibit 5.5                Opinion of Baker & McKenzie
Exhibit 5.6                Opinion of [Paul, Weiss, Rifkind, Wharton &
                           Garrison]
Exhibit 6.2                Names; Jurisdictions of Incorporation;
                           Subsidiaries, etc.
Exhibit 6.4(a)             Shares; Stockholders
Exhibit 6.4(b)             Other Securities; Commitments; Preemptive and
                           Registration Rights

                   ALION SCIENCE AND TECHNOLOGY CORPORATION
                            1750 Tysons Boulevard
                                  Suite 1300
                            McLean, Virginia 22102

                                                               December 20, 2002

To each of the Holders named
on Schedule I attached hereto

Ladies and Gentlemen:

         ALION SCIENCE AND TECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), agrees with you as follows. Certain terms used herein are defined in section 11.

1. Description of Acquisition. The Company has agreed to acquire substantially all of the assets of IIT Research Institute, a not-for-profit Illinois corporation ("IITRI") for consideration of $117,100,000 (subject to certain adjustments as provided in the Asset Purchase Agreement) pursuant to the IITRI Acquisition Documents. In order to consummate the IITRI Acquisition, the holders have agreed to accept a portion of the purchase price in Notes and Warrants of the Company on the terms and pursuant to the conditions set forth in this Agreement.

2. Authorization of Securities; etc.

                  (a) The Company has authorized the issue of its 6% Junior Subordinated Notes due December 20, 2010 (herein, together with any notes issued in exchange therefor or replacement thereof, called the "Notes") in the aggregate principal amount of $39,900,000. The Notes are to be substantially in the form of Exhibit 2(a) attached hereto.

                  (b) The Company has authorized the issue of its warrants evidencing rights to purchase 1,080,436.8 shares of its Common Stock (subject to adjustment) (herein, together with any warrants issued in exchange therefor or replacement thereof, called the "Warrants"). The Warrants are to be substantially in the form of Exhibit 2(b) attached hereto.

                  (c) Interest on the Notes shall accrue at 6% per annum computed on the actual number of days elapsed in any year (based on a year of twelve 30-day months and a 360 day year). Through the sixth anniversary of the Closing Date, interest on the Notes will be payable quarterly in arrears in the form of payment-in-kind notes ("PIK Notes"). The PIK Notes are to be substantially in the form of Exhibit 2(c) attached hereto. Interest paid in PIK Notes will not be compounded and PIK Notes will therefore be non-interest bearing obligations, payable as provided in the PIK Notes in two equal installments on the seventh and eighth anniversaries of the Closing Date. After the sixth anniversary of the Closing Date, interest on the Notes is payable quarterly, in cash at a rate of 16% per annum computed on the actual number of days elapsed in any year (based upon a year of twelve 30-day months and a 360 day year). The first installment of interest on the Notes is payable on March 31, 2003, and thereafter interest is payable on the Notes, quarterly in arrears on the last Business Day of March, June, September and December of each year, commencing March 31, 2003 and at maturity. In no event shall the amount paid or agreed to be paid by the Company as interest on any Note exceed the highest lawful rate permissible under any law applicable thereto.

                  (d) Principal on the Notes is payable as provided in the Notes in two equal installments on the seventh and eighth anniversaries of the Closing Date.

3. Sale and Purchase of Securities. The Company will issue to you as consideration under the Asset Purchase Agreement and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein and in the other Operative Documents, you will accept from the Company, at the Closing specified in section 4, such Securities as are specified on that portion of Schedule I attached hereto as is applicable to you.

4. Closing. The closing of the sale and delivery of the Securities hereunder (the "Closing") shall take place at the office of Baker & McKenzie, Chicago, on December 20, 2002 (or such other date to which you may agree) (the "Closing Date"). At the Closing, the Company will deliver to you the Securities in the form of one or more Notes and Warrants, in such denominations and registered in such names as are specified on Schedule I attached hereto, and in each case dated and, in the case of each Note, bearing interest from, the Closing Date. If at the Closing the Company shall fail to tender the Securities to be delivered to you thereat as provided herein, or if at the Closing any of the conditions specified in section 5 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement or to close the acquisition transaction contemplated by the Acquisition Documents, without thereby waiving any other rights you may have by reason of such failure or such non-fulfillment.

5. Conditions To Closing. Your obligation to accept the Securities to be delivered to you hereunder at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

         5.1 Representations and Warranties Correct. The representations and warranties made by the Company herein and in the other Operative Documents shall have been true and correct when made and shall be true and correct as of the time of the Closing (after giving effect to the transactions consummated at the Closing).

         5.2 Performance; No Default. The Company shall have performed all agreements and complied with all conditions contained herein and in the other Operative Documents required to be performed or complied with by it prior to or at the Closing, and at the time of the Closing, no

Default or Event of Default shall exist and no condition shall exist which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

         5.3 Related Transactions.

                  (a) The IITRI Acquisition shall have been consummated in accordance with the Acquisition Documents. No material term or condition of the Acquisition Documents shall have been amended, modified, supplemented or waived, other than as the same may be or may have been amended as of the Closing pursuant to the terms and conditions of the applicable Acquisition Document (true and correct copies of which have been or will be provided to you on or prior to Closing). The purchase price of the Acquired Business shall be paid at the time of the Closing as follows: (i) an aggregate of $56,000,000 shall be paid in cash in immediately available funds, (ii) an aggregate of $20,343,435.37 shall be paid by the issuance of the Mezzanine Notes, each in the form of Exhibit 5.3(a) attached hereto, and (iii) an aggregate of $39,900,000 shall be paid by the issuance of the Notes hereunder. The terms of the Acquisition Documents shall be satisfactory to you in all material respects.

                  (b) The debt and equity capitalization of the Company shall be satisfactory to you in all material respects. Without limiting the generality of the foregoing, after giving effect to the IITRI Acquisition, as of the Closing the Company shall not have any outstanding Indebtedness other than that evidenced by the Notes and that which is specified on Exhibit 5.3(b) attached hereto.

                  (c) The Bank Documents shall have been executed and delivered and shall be in full force and effect. The Company shall have established pursuant thereto (i) a $25,000,000 five-year senior secured revolving credit facility, and (ii) a $35,000,000 five-year senior secured term loan facility. The terms of the Bank Documents and the Mezzanine Notes pursuant to which the Notes are subordinated to the Bank Documents and the Mezzanine Notes, shall be satisfactory to you in all material respects.

                  (d) The Organizational Documents of the Company shall be satisfactory to you in all material respects.

                  (e) You, the ESOP and each other holder of any Shares (or options therefor) issued by the Company shall have entered into a rights agreement in substantially the form of Exhibit 5.3(e) attached hereto (the "Rights Agreement"), the terms of which shall be satisfactory to you and which shall be in full force and effect.

                  (f) You, the ESOP and the Company shall have entered into a Warrant in substantially the form of Exhibit 2(b) attached hereto, the terms of which shall be satisfactory to you and which shall be in full force and effect.

         5.4 Compliance Certificate. At the Closing, you shall have received an Officers' Certificate, dated the Closing Date, certifying that the conditions specified in sections 5.1, 5.2 and 5.3(a) and (c) have been fulfilled.

         5.5 Opinion of Counsel for the Company. At the Closing, you shall have received opinions, dated the Closing Date, from Baker & McKenzie, counsel to the Company, in substantially the form of Exhibit 5.5 attached hereto.

         5.6 Opinion of Counsel for the ESOP. At the Closing, you shall have received an opinion, dated the Closing Date, [Paul, Weiss, Rifkind, Wharton & Garrison], special counsel to the ESOP, in substantially the form of Exhibit 5.6 attached hereto.

         5.7 Legal Investment; Certificate. Your acceptance of the Securities to be issued pursuant hereto shall be permitted under the laws and regulations of any jurisdiction to which you are subject (without resort to any provision of any such law permitting limited investments by you without restriction as to the character of the particular investment).

         5.8 Sale and Purchase Not Forbidden by Law. The offer, issue, sale and delivery by the Company of the Securities to be issued pursuant hereto and your acceptance of such Securities at the Closing shall not be prohibited by and shall not subject you to any tax, penalty, or liability under or pursuant to any law, statute, rule or regulation.

         5.9 Proceedings and Documents. All proceedings in connection with the transactions contemplated by the Operative Documents and all agreements, documents and instruments incident to such transactions shall be satisfactory in substance and form to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or copies of such agreements, documents and instruments as you or they may reasonably request.

         5.10 Existence and Authority of the Company. On or prior to the Closing Date, you shall have received a certificate of good standing with respect to the Company, certified copies as of a recent date of the Organizational Documents of the Company, certified copies of the Transaction Documents and evidence with respect to the authorization of the transactions contemplated by this Agreement, the other Operative Documents and the other Transaction Documents.

         5.11 Private Placement Number. On or prior to the Closing Date, Baker & McKenzie, special counsel for the Company, shall have duly made the appropriate filings with Standard & Poor's CUSIP Service Bureau in order to obtain the requisite private placement numbers for the Notes and the Warrants.

         5.12 Consents and Approvals. All necessary consents, approvals and authorizations of, and declarations, registrations and filings with, governmental bodies and non-governmental Persons required in order to consummate the transactions contemplated herein, in the Bank Documents and the Acquisition Documents shall have been obtained or made and shall be in full force and effect.

         5.13 Absence of Litigation, Orders, Etc. There shall not be pending or, to the knowledge of the Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any of the Company, or the respective assets or property of such Persons which seeks to enjoin or restrain any of the transactions contemplated herein or in the other Operative Documents, the Acquisition Documents or which is reasonably likely to have a Material Adverse Effect. No order of any court, arbitrator or governmental body shall be in effect which purports to enjoin or restrain any of the transactions contemplated herein or which you reasonably believe in good faith could constitute a Material Adverse Effect.

         5.14 Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, the Notes, the Warrants, the other Operative Documents shall be satisfactory in form and substance to you and your special counsel, and you shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

         5.15 Blue Sky. The Company shall have made all filings reasonably requested by you (if any shall be required) under applicable state securities laws necessary to consummate the issuance of the Notes and Warrants pursuant to this Agreement in compliance with such laws.

         5.16 Waiver of Conditions. If the conditions specified in this section 5 have not been fulfilled, you may waive compliance by the Company with any such condition to such extent as you may in your sole discretion determine. Nothing in this section 5.16 shall operate to relieve the Company of its obligations hereunder or to waive any of your rights against the Company.

6. Representations and Warranties. The Company represents and warrants that as of the Closing (after giving effect to the transactions consummated at the Closing, including, without limitation, the IITRI Acquisition):

         6.1 Organization, Standing, etc. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect, and (c) has all requisite power and authority to own, operate and encumber its property and to conduct its business as presently conducted and as proposed to be conducted.

         6.2 Authority, Execution and Delivery; Transaction Documents.

                  (a) Power and Authority. The Company has the requisite power and authority to execute, deliver and perform this Agreement and the other Operative Documents and (ii) to file the Transaction Documents which must be filed by it in connection with this Agreement and the other Operative Documents with any Governmental Authority.

                  (b) Execution and Delivery. The execution, delivery, performance and filing, as the case may be, of each of this Agreement and the other Operative Documents which must be executed or filed by the Company in connection with this Agreement, the IITRI Acquisition or the ESOT Transaction or otherwise and to which the Company is party, and the consummation of the transactions contemplated hereby and thereby, have been duly approved by the respective boards of directors and, if necessary, the shareholders of the Company, and such approvals have not been rescinded. No other action or proceedings on the part of the Company are necessary to consummate such transactions.

                  (c) Transaction Documents. Each of this Agreement and the other Operative Documents to which the Company is a party has been duly executed, delivered or filed, as the case may be, by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally), is in full force and effect, and no material term or condition of the Transaction Documents has been amended, modified or waived from the terms and conditions contained in the Transaction Documents delivered to the holders pursuant to Section
         5.3 of this Agreement, and the Company has, and, to the best of the Company's knowledge, all other parties thereto have, performed and complied with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with in all material respects by such parties, and no unmatured default, default or breach of any covenant by any such party exists thereunder.

         6.3 No Conflict; Governmental Consents. The execution, delivery and performance of each of this Agreement, the other Operative Documents and the other Transaction Documents to which the Company or any of its Subsidiaries is a party do not and will not (a) conflict with the Organizational Documents of the Company, (b) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Contractual Obligation of the Company, or require termination of any Contractual Obligation of the Company which termination could reasonably be expected to have a Material Adverse Effect, or (c) require any approval of the Company's board of directors or stockholders except such as have been obtained. Except as set forth on Exhibit 6.3 attached hereto, the execution, delivery and performance of each of the Transaction Documents to which the Company is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority except filings, consents or notices which have been made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         6.4 Subsidiaries; Capitalization.

                  (a) Exhibit 6.4(a) attached hereto (i) contains a description of the corporate structure of the Company or its Subsidiaries; and (ii) accurately sets forth (A) the correct legal name, the jurisdiction of incorporation and the jurisdictions in which each of the Company and the direct and indirect Subsidiaries of the Company are qualified to transact business as a foreign corporation, and (B) the authorized, issued and outstanding shares of each class of Capital Stock of the Company and each of its Subsidiaries and the owners of such shares (both as of the Closing Date and on a fully-diluted basis). None of the Company's Subsidiaries is a Foreign Subsidiary. Except for (i) mandatory redemption or repurchase of Capital Stock of the Company as a result of distributions by the ESOT to participants of the ESOP pursuant to the ESOP Plan Documents subsequent to their termination of employment with the Company or any Controlled Group member, (ii) as required by Section 401(a)(28) of the Code or any substantially similar Requirement of Law, (iii) the Incentive Arrangements disclosed on
         Exhibit 6.4(a), and the Warrants and Mezzanine Warrants, (iv) the put and call rights contained in the Warrants and the

         Mezzanine Warrants, or (v) agreements otherwise disclosed on Exhibit 6.4(a), none of the issued and outstanding Capital Stock of the Company is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such Capital Stock, except for the Warrants and the Mezzanine Warrants and except as may be in effect from time to time with respect to Incentive Arrangements. The outstanding Capital Stock of the Company is duly authorized, validly issued, fully paid and nonassessable and is not Margin Stock; and, except as provided in the Rights Agreement, the Warrants and the Mezzanine Warrants, not subject to any preemptive right, right of first refusal or offer or similar right on the part of any other Person, and all of such Capital Stock has been (or will have been) offered and issued in accordance with all applicable laws. Except as set forth on Exhibit 6.4(a) attached hereto and except to the extent Persons may be deemed beneficial owners by virtue of familial relationships with a holder of Capital Stock or in connection with a trust established for the benefit of family members by a holder of Capital Stock, the owners of the Capital Stock indicated on Exhibit 6.4(a) attached hereto own the Capital Stock indicated on such exhibit free of any Lien, proxy, voting agreement, voting trust, stockholders agreement (other than the Rights Agreement) or similar agreement or restriction. Except as set forth on Exhibit 6.4(a) attached hereto, neither the Organizational Documents nor any other agreement, document or instrument binding on or applicable to the Company or any of its Subsidiaries or any of its stockholders contains any provision requiring a higher voting requirement with respect to action taken (and/or to be taken) by its board of directors or stockholders than that which would apply in the absence of such provision.

                  (b) Except as provided in the Rights Agreement, the Warrants, the Mezzanine Warrants and except as set forth on Exhibit 6.4(b) attached hereto (after giving effect to the consummation of the transactions consummated at the Closing under the Transaction Documents), (i) there are no outstanding securities convertible into or exercisable or exchangeable for any Capital Stock of the Company and no outstanding agreements for the purchase from, or sale or issuance by, the Company or any of its Subsidiaries of any of their respective Capital Stock or any securities convertible into or exercisable or exchangeable for such Capital Stock; (ii) there are no agreements on the part of the Company or any of its Subsidiaries to issue, sell or distribute any of their respective Capital Stock, other securities or assets; (iii) neither the Company nor any of its Subsidiaries has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of their respective Capital Stock or other securities or any interest therein or to pay any dividend or make any distribution in respect thereof; and (iv) no Person is entitled to any rights with respect to the registration of any Capital Stock or other securities of the Company or any of its Subsidiaries under the Securities Act (or the securities laws of any other jurisdiction).

                  (c) The aggregate number of shares of Common Stock issuable upon exercise in full of the Warrants immediately after the Closing is 1,080,436.8, which, if then issued, would constitute 25.711 percent of the Common Stock (calculated assuming the conversion, exercise and exchange of all outstanding securities convertible into and exercisable or exchangeable for shares of Common Stock, including, without limitation, the Warrants, no shares of Common Stock to be reserved for issuance under a

         Company stock appreciation rights plan and no shares of Common Stock to be reserved for issuance under a Company phantom stock plan for issuance under a Company phantom stock plan). The Company has reserved 1,080,436.8 shares of Common Stock solely for issuance upon exercise of the Warrants.

         6.5 Subchapter S Status. As of the Closing Date, the Company has executed or caused all other Persons to execute the applicable election forms or other filings required to be made for purposes of the Company's election to be taxed as an "S corporation" as such term is defined in Section 1361 of the Code. Beginning with the Company's taxable year ending September 30, 2002, the Company was as of the Closing Date taxable as an S corporation. The ESOT is not subject to tax imposed under the Code with respect to any item of income or loss of the Company or any Subsidiary of the Company.

7. Prepayment of Notes. The Notes may be prepaid in whole or part at any time, without premium or penalty.

         7.1 Allocation of Partial Prepayments of Notes. In the case of each partial prepayment of the Notes under section 7, the principal amount to be prepaid shall be allocated among all of the Notes at the time outstanding (excluding any Notes at the time owned by the Company or any of its Affiliates) in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof, with adjustments, to the extent practicable, to compensate for any prior prepayments not made exactly in such proportion.

         7.2 Notice of Optional Prepayments of Notes. In the case of each prepayment under section 7, the Company shall give written notice thereof to each holder of any Notes not less than 5 nor more than 60 days prior to the date fixed for such prepayment. Each such notice shall set forth: (a) the date fixed for prepayment; (b) the aggregate principal amount of Notes to be prepaid on such date; (c) the aggregate principal amount of Notes held by such holder to be prepaid on such date; and (d) the amount of the accrued interest, if any, to be paid to such holder on such date.

         7.3 Maturity; Accrued Interest; Surrender, etc. of Notes. In the case of each prepayment of all or any part of any Note, the principal amount to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date, if any, due thereon. Any Note prepaid in full shall be marked "paid in full", surrendered to the Company at the Company's principal place of business promptly following prepayment and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         7.4 Payment on Non-Business Days. If any amount hereunder or under the Notes shall become due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day.

8. Subordination of Notes . Notwithstanding anything herein to the contrary, payments on the Notes and the rights of the holders of the Notes, is subordinated to payments on, and the rights of the holders of, Senior Indebtedness (as defined in the respective Subordination Agreements), all as further provided in the Subordination Agreements. To the extent the

Company is not a party to a Subordination Agreement, you agree to use reasonable efforts to promptly furnish to the Company a copy of such Subordination Agreement; provided that the failure to provide such copy shall not result in any liability to any holder or otherwise effect the obligations of the Company under this Agreement or the other Operative Documents.

9. Affirmative and Negative Covenants of the Company. From and after the date of this Agreement, and thereafter so long as any of the Notes shall remain outstanding, the Company will duly perform and observe, for the benefit of the holders of the Notes, each and all of the covenants and agreements applicable to it as hereinafter set forth:

         9.1 Payment of Interest and Principal. The Company shall make due and punctual payments of principal and interest on the Notes when and as such principal and interest shall become due and payable (subject to applicable grace periods).

         9.2 Limitation on Dividends and Distributions. The Company will not authorize, declare or make, or incur any liability to make, dividends, repurchases or redemptions or other distributions in respect of its Capital Stock other than in connection with (i) the redemption or repurchase for value of any Capital Stock as a result of distributions by the ESOT of such Capital Stock to participants in the ESOP pursuant to the ESOP Plan Documents subsequent to participant's termination of employment with the Company or any Collateral Group member, or (ii) as required by Section 401(a)(28) of the Code or any substantially similar Requirement of Law, (iii) in the form of administrative fees or expenses of the ESOP or the ESOT including, without limitation, the fees of the ESOT Trustee in accordance with the ESOP Plan Documents, (iv) as contributions to the ESOT in accordance with the ESOP Plan Documents, or (v) the Warrants or the Mezzanine Warrants.

10. Definitions.

         10.1 Definitions of Capitalized Terms. The terms defined in this section 10.1, whenever used in this Agreement, shall, unless the context otherwise requires, have the following respective meanings:

         "Acquired Business" means the Business, as described in the Acquisition Documents.

         "Acquisition Documents" means the Asset Purchase Agreement and the other agreements, documents and instruments related thereto or executed and delivered in connection therewith.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of greater than fifty percent (50%) or more of the Voting Stock of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise; provided that, for purposes hereof, in no event shall any holders or other institutional holder of Securities be deemed to be an Affiliate of the Company or any of its Subsidiaries.

         "Asset Purchase Agreement" means that certain Fourth Amended and Restated Asset Purchase Agreement made on November 18, 2002 with effect as of June 4, 2002, by and between the Company, as the purchaser, and IITRI, as the seller, as in effect on the Closing Date and without giving effect to any subsequent amendment or modification thereto.

         "Bank Credit Agreement" means the Credit Agreement dated as of December 20, 2002 by and among the Company, various financial institutions party thereto, LaSalle Bank National Association, as agent, as amended, restated, supplemented, refunded, substituted, refinanced, modified or replaced from time to time.

         "Bank Documents" means the Bank Credit Agreement, the Collateral Documents, and all other documents, instruments, notes and agreements executed in connection therewith or contemplated thereby, as the same may be as amended, restated, supplemented, refunded, substituted, refinanced, modified or replaced from time to time.

         "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for business in New York, New York and Chicago, Illinois.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Closing" and "Closing Date" shall have the respective meanings specified in section 4.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral Documents" shall have the meaning provided in the Bank Credit Agreement.

         "Commission" means the Securities and Exchange Commission or any other federal agency from time to time administering the Securities Act and/or the Exchange Act.

         "Common Stock" means the Common Stock, [$.01] par value, of the Company as constituted on the Closing Date and any shares into which such Common Stock shall have been changed or any Capital Stock resulting from any reclassification of such Common Stock.

         "Company" shall have the meaning specified in the first paragraph of this Agreement.

         "Competitor" means any Person which generated at least twenty percent (20%) of its total revenue (on a consolidated basis together with its direct and indirect subsidiary entities and its direct and indirect parent entities) from government contracts in its last fiscal year preceding the proposed transfer, other than any Financial Institution.

         "Contractual Obligation" means, as applied to any Person, any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

         "Controlled Group" means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with the Company; and
(iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company, any corporation described in clause
(i) above or any partnership or trade or business described in clause (ii) above.

         "Default" means any condition or event which constitutes or, after notice or lapse of time or both, would constitute an Event of Default.

         "ESOP" means the employee benefit plan titled "The Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan" and adopted and maintained by the Company pursuant to the applicable ESOP Plan Documents.

         "ESOP Fiduciary" means the named fiduciary under ERISA of the ESOP. As of the Closing Date, the ESOP Fiduciary is the ESOP Committee of the Company.

         "ESOP Plan Documents" means, collectively, the documents identified in
Schedule II to this Agreement and the ESOT Transaction Documents, each as may be amended, supplemented or modified as provided herein.

         "ESOT" means the trust titled "The Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust" and adopted and maintained by the Company pursuant to the applicable ESOP Plan Documents.

         "ESOT Stock Purchase Agreement" means that certain Stock Purchase Agreement dated as of December 20, 2002, by and between the Borrower and the ESOT.

         "ESOT Transaction" means the series of transactions contemplated by and described in the ESOT Transaction Documents, including but not limited to the ESOT's purchase of up to 100% of the Capital Stock of the Company pursuant to the ESOT Stock Purchase Agreement.

         "ESOT Transaction Documents" means, collectively, the ESOT Stock Purchase Agreement and the other documents identified on Schedule III to this Agreement, as each may be amended, supplemented or modified as provided herein.

          "ESOT Trustee" means the trustee of the ESOT. As of the Closing Date the ESOT Trustee is State Street Bank and Trust Company.

         "Event of Default" shall have the meaning specified in section 11.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

         "Financial Institution" means any insurance company, bank, trust company, pension fund (whether private, public or governmental), mutual fund or any other entity which is primarily engaged in the business of investing for its own account or accounts of others in debt or equity securities of issuers that are not Affiliates of the Company, regardless of whether or not such Financial Institution has an investment in a person or entity that generated at least 20% of its total revenue from government contracts; provided that not more than 50% of the Voting Stock of such Financial Institution is owned and controlled, directly or indirectly, by a person or entity that generated at least 20% on a consolidated basis of its total revenue from government contracts.

         "IITRI" means IIT Research Institute, a not-for-profit Illinois corporation ("IITRI") controlled by the Illinois Institute of Technology, a not-for-profit Illinois corporation ("IIT").

         "IITRI Acquisition" means the acquisition by the Company of the Acquired Businesses pursuant to the Acquisition Documents.

         "Incentive Arrangements" means any warrants, stock ownership, restricted stock, stock option, stock appreciation rights plans, "phantom" stock plans, deferred compensation arrangements, employment agreements, non-competition agreements, subscription and stockholders agreements and other incentive and bonus plans and similar arrangements made in connection with the retention of directors, officers or employees of the Company and its Subsidiaries.

         "Indemnified Costs" shall have the meaning specified in section 17.

         "Indemnitee" shall have the meaning specified in section 17.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, lien (statutory or otherwise), preference, priority, security interest, chattel mortgage or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property and any lease having substantially the same effect as any of the foregoing.

         "Material Adverse Effect" means a material adverse effect upon (i) the business, assets, condition (financial or otherwise), operations, performance, properties, or results of operations of the Company, any Subsidiary Guarantor, or the Company and its Subsidiaries in each case taken as a whole, (ii) the ability of the Company, any Subsidiary Guarantor or the Company and its Subsidiaries to perform their respective obligations under this Agreement and the other

Operative Documents, (iii) the ability of the Holders to enforce their respective obligations under this Agreement and the other Operative Documents, or (iv) the validity or enforceability of this Agreement, other Operative Documents, or the rights or remedies of the Holders hereunder and thereunder.

         "Mezzanine Notes" means the Company's Senior Subordinated Notes due December 20, 2008 issued pursuant to the Acquisition Agreement in the initial aggregate principal amount of $20,343,435.37.

         "Mezzanine Warrants" means warrants of the Company evidencing rights to purchase 524,228.9 shares of the Company's Common Stock (subject to adjustment) issued to holders of the Company's Mezzanine Notes and includes any warrants issued in exchange therefor or in replacement thereof.

         "Notes" means, collectively, the Notes specified in section 2(a) issued on the Closing Date and any PIK Notes.

         "Officers' Certificate" means a certificate signed on behalf of the Company by its President or by its chief financial officer or treasurer.

         "Operative Documents" means this Agreement, the Securities, the Rights Agreement, the Subordination Agreements, and each of the other agreements, documents and instruments executed in connection herewith and therewith, each as it may from time to time be amended, modified or supplemented.

         "Organizational Documents" of any Person means such Person's charter and by-laws, partnership agreement, operating agreement, trust agreement, as applicable, and/or any other similar agreement, document or instrument.

         "Person" means an individual, a corporation, an association, a joint-stock company, a business trust or other similar organization, a partnership, a limited liability company, a joint venture, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

         "PIK Notes" shall have the meaning specified in section 2(c).

         "Qualified IPO" means the consummation of one or more underwritten public offerings of the Company's Common Stock which results in aggregate gross proceeds to the sellers in such offerings of not less than U.S. $30,000,000 (excluding proceeds received in such offerings from "affiliates" of the Company, within the meaning of Rule 12b-2 of SEC under the 1934 Act (other than any holder of Notes) or the ESOP) and pursuant to which the Company obtains a listing for its shares on a United States national securities exchange, the Nasdaq Market System, or an automated quotation system of nationally recognized standing.

         "Required Holders" as applied to describe the requisite holder or holders of any class of the Securities, means, at any date, the holder or holders of 51% or more in interest of such class of Securities at the time outstanding (excluding all Securities at the time owned by the Company or any Affiliate of the Company).

         "Requirements of Law" means, as to any Person, the Organizational Documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Exchange Act, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

         "Rights Agreement" shall have the meaning specified in section 5.3(e).

         "Securities" means the Notes, the Warrants and, unless the context clearly requires otherwise, the Warrant Shares, each of which is a "Security".

         "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

         "Sellers" shall have the meaning provided in section 1.

         "Shares" of any Person shall include any and all shares of capital stock, partnership interests, membership interests, or other shares, interests, participations or other equivalents (however designated and of any class) in the capital of, or other ownership interests in, such Person.

         "Source" shall have the meaning specified in section 22(b).

         "Subordination Agreements" means collectively, (a) that certain Subordination Agreement dated as of the date hereof by and among the Company, the holders of the Notes, and LaSalle Bank National Association, as agent, and
(b) that certain Subordination Agreement dated as of the date hereof by and among the Company, the holders of the Notes and the holders of the Mezzanine Notes.

         "Subsidiary" of any Person at any date means (a) any other Person a majority (by number of votes) of the Voting Stock of which is owned by such first-mentioned Person and/or by one or more other Subsidiaries of such first-mentioned Person and (b) any other Person with respect to which such first-mentioned Person and/or any one or more other Subsidiaries of such first-mentioned Person (i) is entitled to more than 50% of such Person's profits or losses or more than 50% of such Person's assets on liquidation or (ii) holds an equity interest in such Person of more than 50%. As used herein, unless the context clearly required otherwise, the term "Subsidiary" refers to a Subsidiary of the Company.

         "Transaction Documents" means this Agreement, the other Operative Documents, the Bank Documents and the documents executed and delivered, or adopted, by the Company or any of its Subsidiaries or the ESOT Trustee or the ESOP Fiduciary in connection with the IITRI Acquisition, the ESOT Transaction and the issuance of the Seller Notes, including, without limitation, the Asset Purchase Agreement, the ESOT Agreements, the ESOP Plan Documents, the Seller Notes and the Warrants.

        "U.S. Qualified Persons" means those persons that (i) are defined as U.S. persons in Section 7701(a)(3) of the Code and (ii) are U.S. citizens or entities organized under U.S. federal or state laws which are not owned, controlled or influenced, directly or indirectly, by a foreign person (or term of like meaning) under the National Industrial Security Program Operating Manual (or any successor document) as amended from time to time.

        "Voting Stock", when used with reference to any Person, means Capital Stock (however designated) of such Person having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such Person, other than Capital Stock having such power only by reason of the happening of a contingency.

        "Warrant Shares" means any Capital Stock (or Other Securities (as defined in the Warrants)) issued (or issuable, as applicable) upon exercise of any Warrants, each of which is a "Warrant Share".

        "Warrants" shall have the meaning specified in section 2(b).

        10.2 Other Definitions. The terms defined in this section 10.2, whenever used in this Agreement, shall, unless the context otherwise requires, have the respective meanings hereinafter specified.

        "this Agreement" (and similar references to any of the other Operative Documents) shall mean, and the words "herein" (and "therein"), "hereof" (and "thereof"), "hereunder" (and "thereunder") and words of similar import shall refer to this Seller Note Securities Purchase Agreement for $39,900,000 6% Junior Subordinated Notes of the Company as the same may from time to time be amended, modified or supplemented.

        "beneficial ownership" of any Capital Stock or other securities of any Person shall be determined in the manner set forth in Rule 13d-3 of the Commission under the Exchange Act.

        a "class" of Securities shall refer to the Notes, the Warrants and/or the Warrant Shares, as the case may be, each of which is a separate class.

        "corporation" shall include an association, joint stock company, business trust or other similar organization.

        10.3 Laws. All references herein to laws, statutes, rules and regulations shall, unless the context clearly requires otherwise, be deemed to refer to any law, statute, rule, regulation and any other governmental restriction, standard and/or requirement promulgated, issued and/or enforced by any domestic or foreign federal, state or local government, governmental agency, authority, court, instrumentality or regulatory body, including, without limitation, those of the United States of America or any state thereof or the District of Columbia.

11. Remedies.

        11.1 Events of Default Defined; Acceleration of Maturity. If any one or more of the following events ("Events of Default") shall occur (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

                (a) if default shall be made in the due and punctual payment of all or any part of the principal of, or premium (if any) on, any Note when and as the same shall become due and payable, whether at the stated maturity thereof, by notice of or demand for prepayment, or otherwise; or

                (b) if default shall be made in the due and punctual payment of any interest on any Note when and as such interest shall become due and payable and such default shall have continued for a period of three Business Days; or

                (c) if default shall be made in the performance or observance of any covenant, agreement or condition contained in section 9.2; or

                (d) if an involuntary case shall be commenced against the Company and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law; or

                (e) if a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or over all or a substantial part of the property of the Company shall be entered; or an interim receiver, trustee or other custodian of the Company or of all or a substantial part of the property of the Company shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Company shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance; or

                (f) if the Company shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate action to authorize any of the foregoing; or

                (g) if any representation or warranty made by or on behalf of the Company in this Agreement or in any of the other Operative Documents or in any agreement, document or instrument delivered under or pursuant to any provision hereof or thereof shall prove to have been materially false or incorrect on the date as of which made; or

                (h) if, at any time, this Agreement or any of the other Operative Documents shall for any reason (other than the scheduled termination thereof in accordance with its terms) expire, fail to be in full force and effect or be disaffirmed, repudiated, canceled, terminated or declared to be unenforceable, null and void.

then, in the case of any Event of Default (other than one of the character described in subdivisions (d), (e), or (f) of this section 11.1) and at the option of the Required Holders of the Notes at the time outstanding (excluding any Notes at the time owned by any of the Company or any of its Affiliates), exercised by written notice to the Company, the principal of all Notes shall forthwith become due and payable, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith upon any such acceleration pay to the holder or holders of all the Notes then outstanding the entire principal of and interest accrued on the Notes; provided that, in the case of an Event of Default of the character described in subdivisions (a) or
(b) of this section 11.1 and irrespective of whether all of the Notes have been declared due and payable by the Required Holders of the Notes at the time outstanding, any holder of Notes who or which has not consented to any waiver with respect to such Event of Default may, at the option of such holder, by written notice to the Company, declare all Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith upon any such acceleration pay to such holder the entire principal of and interest accrued on such Notes; provided, further, that, in the case of an Event of Default of the character described in subdivisions (d), (e) or (f) of this section 11.1, the principal of all Notes shall forthwith become due and payable, together with interest accrued thereon (including any interest accruing after the commencement of any action or proceeding under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable domestic or foreign federal or state bankruptcy, insolvency or other similar law, and any other interest that would have accrued but for the commencement of such proceeding, whether or not any such interest is allowed as an enforceable claim in such proceeding), without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith upon any such acceleration pay to the holder or holders of all the Notes then outstanding the entire principal of and interest accrued on the Notes.

        Notwithstanding the foregoing provisions, at any time after the occurrence of any Event of Default and of notice thereof, if any, by any holder or holders of Notes and before any judgment, decree or order for payment of the money due has been obtained by or on behalf of any holder or holders of the Notes, the Required Holders of the Notes by written notice to the Company, may rescind and annul such Event of Default and/or notice of such Event of Default and the consequences thereof with respect to all of the Notes (including any Notes which were accelerated pursuant to the first proviso in the preceding paragraph by any holder or holders on account of an Event of Default of the character described in subdivision (a) or (b) of this section 11.1) if:

                (1) the Company has paid a sum sufficient to pay

                        (A) all overdue installments of interest on all Notes at
                the rate specified in the Notes;

                        (B) the principal of any Notes which have become due
                otherwise than by such Event of Default or notice thereof and interest thereon at the rate for overdue amounts specified in such Notes; and

                        (C) to the extent that payment of such interest is
                lawful, interest upon overdue interest at the rate for overdue amounts specified in such Notes; and

                (2) all Defaults and Events of Default, other than the non-payment of the principal of Notes which have become due solely by such acceleration, have been cured or waived as provided in section 11.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

        11.2 Suits for Enforcement, etc. In case any one or more of the Events of Default specified in section 11.1 shall have occurred, and irrespective of whether any Notes have become or have been declared immediately due and payable under section 11.1, the holder of any Note may proceed to protect and enforce its rights either by suit in equity or by action at law, or both. The Company stipulates that the remedies at law of the holder or holders of the Securities in the event of any default or threatened default by the Company in the performance of or compliance with any covenant or agreement in this Agreement or any of the other Operative Documents are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance thereof, whether by an injunction against a violation thereof or otherwise.

        11.3 No Election of Remedies. No remedy conferred in this Agreement or in any of the other Operative Documents upon the holder of any Security is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise.

        11.4 Remedies Not Waived. No course of dealing between the Company and/or any of its Subsidiaries, on the one hand, and any holder of any Security, on the other hand, and no delay by any such holder in exercising any rights hereunder or under any of the other Operative Documents shall operate as a waiver of any rights of any such holder.

        11.5 Application of Payments. In case any one or more of the Events of Default specified in section 11.1 shall have occurred, all amounts to be applied to the prepayment or payment of any Notes, shall be applied, after the payment of all related costs and expenses incurred by the holders of the Notes (including, without limitation, compensation to any and all trustees, liquidators, receivers or similar officials and reasonable fees, expenses and disbursements of counsel) first to interest and then to the principal amount of the Notes.

12. Registration, Transfer and Exchange of Securities. Securities issued hereunder shall be issued in registered form. The Company shall keep at its principal executive office (which is now located at the address set forth at the beginning of this Agreement), registers in which it shall provide for the registration and transfer of the Securities. The name and address of each holder of the Securities shall be registered in such registers. The Company shall give to any institutional holder of any Security promptly (but in any event within 10 days) following request therefor, a complete and correct copy of the names and addresses of all registered holders of the Securities issued by it and the amount and kind of Securities held by each. Whenever any Security or Securities shall be surrendered for transfer or exchange, the Company(ies) that issued such Security, at its expense, will execute and deliver in exchange therefor a new Security or Securities (in such denominations and registered in such name or names as may be requested by the holder of the surrendered Security or Securities), in the same aggregate unpaid principal amount (in the case of the Notes) or exercisable for the same aggregate number of Capital Stock (in the case of any Warrants) or in the same aggregate number of Capital Stock (in the case of any Warrant Share), as applicable, as that of the Security or Securities so surrendered. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may treat the Person in whose name any Security is registered as the owner of such Security for all purposes.

13. Replacement of Securities. Upon receipt of satisfactory evidence of the loss, theft, destruction or mutilation of any Security and (in the case of loss, theft or destruction) of satisfactory indemnity, and (in the case of mutilation) upon surrender of such Security, the Company(ies) that issued such Security at its (or their) expense, will execute and deliver in lieu of such Security a new Security of like tenor and, in the case of any new Note, dated so as not to result in any loss of interest. Your unsecured agreement to indemnify and/or affidavit and that of any other institutional holder shall constitute satisfactory indemnity and/or satisfactory evidence of loss, theft or destruction for the purpose of this section 13.

14. Appointment of Directors. As provided in the Rights Agreement and subject to the terms thereof, (a) the Required Holders of the Notes shall have the right to nominate one nominee for election to the board of directors of the Company, provided that such nominee satisfies the eligibility criteria for board members of the Company (as in effect on the Closing Date and reasonably amended in good faith from time to time) and provided further that the Company's board of directors shall consist of no more than twelve members, (b) the ESOT trustee shall vote the ESOP's shares in favor of such nominee, subject to the trustee's fiduciary obligations, and (c) the right granted by this section 14 shall exist until the earlier of (i) repayment in full of the Notes or (ii) a Qualified IPO.

15. Amendment and Waiver.

                (a) Any term of this Agreement and, unless explicitly provided otherwise therein, of any of the other Operative Documents may, with the consent of the Company, be amended, or compliance therewith may be waived, in writing only, by the Required Holders of each class of Securities entitled to the benefits of such term, provided that (i) without the consent of each affected holder of the Notes, no such amendment or waiver shall (A) change the amount of the principal of or any rate of interest on any of the Notes or change the payment terms of any of the Notes, or, except as provided in the Notes, subordinate the obligation of the Company to pay any amount due on the Notes to any other obligation, or
        (B) change the percentage of holders of Notes required to approve any such amendment, effectuate any such waiver or accelerate payment of the Notes. Executed or true and correct copies of any amendment, waiver or consent effected pursuant to this section 15 shall be delivered by the Company to each holder of Securities forthwith (but in any event not later than five days) following the effective date thereof.

                (b) The Company will not, directly or indirectly, request or negotiate for, or offer or pay any remuneration or grant any security as an inducement for, any proposed amendment or waiver of any of the provisions of this Agreement or any of the other Operative Documents unless each holder of the Securities (irrespective of the kind and amount of Securities then owned by it) shall be informed thereof by the Company and, if such holder is entitled to the benefit of any such provision proposed to be amended or waived, shall be afforded the opportunity of considering the same, shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto and shall be offered and, if such offer is accepted by such holder, paid such remuneration and granted such security on the same terms.

                (c) In determining whether the requisite holders of Securities have given any authorization, consent or waiver under this section 16, any Securities owned by the Company or any of their respective Affiliates shall be disregarded and deemed not to be outstanding.

16. Method of Payment of Securities. Irrespective of any provision hereof or of the other Operative Documents to the contrary, so long as you or any other institutional holder shall hold any Security, all payments due on such Security shall be made to you or such other institutional holder by the method and at the address for such purpose specified in Schedule I attached hereto or by such other method or at such other address as you or such institutional holder may designate in writing (given as provided in section 19), without requiring any presentation or surrender of such Security, except that if any Security shall be paid, prepaid and/or repurchased in full, such Security shall be surrendered to the Company(ies) that issued such Security promptly following such payment, prepayment or repurchase and canceled.

17. Expenses; Indemnity. The Company will (without duplication as to any holder), jointly and severally, pay or cause to be paid (or reimbursed, as the case may be) and will defend, indemnify and hold you (and each other holder of any of the Securities) and each of your (and such other holder's) directors, officers, employees, agents, advisors and Affiliates (each, an "Indemnitee") harmless in respect of all reasonable costs, losses, expenses (including, without limitation, the reasonable fees, costs, expenses and disbursements of counsel) and damages (collectively, "Indemnified Costs") incurred by or asserted against any Indemnitee in connection with the negotiation, execution, delivery, performance and/or enforcement of this Agreement or any of the other Operative Documents (including, without limitation, so-called work-outs and/or restructurings and all amendments, waivers and consents hereunder and thereunder, whether or not effected) and/or the consummation of the transactions contemplated hereby and thereby or which may otherwise be related in any way to this Agreement or any other Operative Documents or such transactions or such Indemnitee's relationship to the Company or any of their respective Affiliates or any of their respective properties and assets. Notwithstanding the foregoing, the Company shall not have any obligation to an Indemnitee under this Section 17 with respect to any Indemnified Cost which arose solely and directly as a result of the gross negligence, willful misconduct or bad faith of such Indemnitee.

18. Taxes. The Company will pay all taxes and fees (including interest and penalties), including, without limitation, all issuance and documentary stamp and similar taxes, which may be payable in respect of the execution and delivery of this Agreement and each of the other Operative Documents.

19. Communications. Unless otherwise provided herein, any notice required or permitted under this Agreement shall be given in writing and shall be delivered
(a) by hand, (b) by mail, certified mail, return receipt requested, or (c) by facsimile to the party to be notified, at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by prior written notice to the other party. Unless otherwise provided herein, notices shall be deemed to have been given and served (a) where delivered by hand, at time of delivery, (b) where delivered by mail, on acknowledgement of receipt as shown by the date indicated on the return receipt as having been received, and (c) where delivered by facsimile, 24 hours after transmission confirmation by the transmitting machine unless within those 24 hours the intended recipient has informed the sender that the transmission was received in an incomplete or unreadable form, or the transmission report of the sender indicates a faulty or incomplete transmission. If such receipt is on a day that is not a working day or is later than 5 p.m. (local time) on a working day, the notice shall be deemed to have been given and served on the next working day. Any such communication must be sent (i) if to the Company (or any Subsidiary of the Company), to the Company (or such Subsidiary) at:

                      Alion Science and Technology Corporation
                      1750 Tysons Boulevard
                      Suite 1300
                      McLean, VA 22102
                      Attention:  Stephen Trichka, Esq.
                      Telecopy No.: (703) 714-6508

                      with a copy (which shall not constitute notice) to:

                      Baker & McKenzie
                      815 Connecticut Avenue, N.W.
                      Washington, D.C. 20006
                      Attention:  Marc R. Paul
                      Telecopy No.: (202) 452-7074
or at such other address (or telecopy number) as may be furnished in writing by the Company to each holder of any Security and (ii) if to you, at your address for such purpose set forth in Schedule I attached hereto, with a copy (which shall not constitute notice) to:

                      McDermott, Will & Emery
                      227 West Monroe
                      Suite 4700
                      Chicago, IL 60606
                      Attention: Michael L. Boykins, Esq.
                      Telecopy No.: (312) 984-7700

and if to any other holder of any Security, at the address of such holder as it appears on the applicable register maintained pursuant to section 12, or at such other address as may be furnished in writing by you or by any other holder to the Company.

20. Survival of Agreements, Representations and Warranties, etc. All agreements, representations and warranties of the Company contained herein and in the other Operative Documents shall be deemed to have been relied upon by you and shall survive the execution and delivery of this Agreement and each of the other Operative Documents, the issue, sale and delivery of the Securities and payment therefor and any disposition of the Securities by you, whether or not any investigation at any time is made by you or on your behalf. All indemnification provisions, shall survive the date upon which none of the Securities shall be outstanding and the termination of this Agreement and each of the other Operative Documents.

21. Successors and Assigns; Rights of Other Holders. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents shall bind and inure to the benefit of and be enforceable by the Company and you, successors to the Company and your successors and assigns, and, in addition, shall inure to the benefit of and be enforceable by each holder from time to time of any Securities who, upon acceptance thereof, shall, without further action, be entitled to enforce the applicable provisions and enjoy the applicable benefits hereof and thereof. The Company may not assign any of their rights or obligations hereunder or under any of the other Operative Documents without the written consent of the Required Holders of each class of Securities then outstanding.

22. Purchase for Investment; ERISA.

                (a) You represent and warrant (i) that you have been furnished with all information that you have requested for the purpose of evaluating your proposed acquisition of the Notes to be issued to you pursuant hereto, (ii) that you will acquire such Notes for your own account for investment and not for distribution in any manner that would violate applicable securities laws, but without prejudice to your rights to dispose of such Notes or a portion thereof to a transferee or transferees, in accordance with such laws and the Rights Agreement, if applicable, if at some future time you deem it advisable to do so, (iii) that you are an "accredited investor", as defined in Regulation D of the Commission under the Securities Act, (iv) you can bear the economic risk of your investment in the Notes and that you have such knowledge and experience and business matters that you are capable of evaluating the merits and risk of your investment in the Notes and (v) you have had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the acquisition of the Notes and the business, properties, prospects and financial condition of the Company. You understand that the Notes are characterized as "restricted securities" under the federal securities laws and applicable blue sky laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act and such blue sky laws only in certain limited circumstances. In this connection, you represent that you familiar with SEC Rule 144, as presently in effect, and understand the resale limitations imposed thereby and by the Securities Act and such blue sky laws. The acquisition of such Notes by you at the Closing shall constitute your confirmation of the foregoing representations and warranties. You understand that, in making the representations and warranties contained in section 6.2, the Company is relying, to the extent applicable, upon your representations and warranties contained herein.

                (b) You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                        (i) the Source is an "insurance company general account"
                as defined in Section V(e) of Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and, except as you have disclosed to the Company in writing pursuant to this section
                (i), the amount of reserves and liabilities for the general account contract(s) held by or on behalf of any employee benefit plan or group of plans maintained by the same employer or employee organization do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with the state of domicile of the insurer; or

                        (ii) the Source is a separate account of an insurance
                company maintained by you in which an employee benefit plan (or its related trust) has an interest, which separate account is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                        (iii) the Source is either (A) an insurance company
                pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (B) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this section (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                        (iv) the Source constitutes assets of an "investment
                fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of
                Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and
                (A) the identity of such QPAM and (B) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this section (iv); or

                        (v) the Source is a governmental plan; or

                        (vi) the Source is one or more employee benefit plans,
                or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this section (vi); or

                        (vii) the Source does not include assets of any employee
                benefit plan, other than a plan exempt from the coverage of ERISA.

        As used in this section 23(b), the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA, and the term "QPAM Exemption" means PTE 84-14 (issued March 13,
        1984).

23. Assignment; Right of First Offer.

        23.1 Right of First Offer. Subject to the provisions of this section 23, the Notes may not be assigned to any person that (so long as no Event of Default described in any of Sections 11.1(a), (b), (d), (e), or (f) has occurred in which event the consent of the Company shall not be required) is a Competitor (provided that this limitation shall be waived with respect to a proposed transferee if the Company determines in its reasonable discretion that such proposed transferee does not then compete with the Company or any entity controlled by the Company) or not a U.S. Qualified Person at the time of assignment, provided that the Company shall have a right of first offer on such assignment as follows:

                (a) First Offer.

                        (i) If the holder proposes to sell or otherwise transfer
                the Notes or any portion thereof it holds at such time (collectively, the "Transfer Interests") to any third party other than an Affiliate of such holder (other than a sale or transfer in connection with a Demand Registration or Piggy-Back Registration under the Rights Agreement), the holder is required to first notify the Company, by delivering to the Company a written notice ("Sale Notice") in accordance with Section 19, stating the holder's bona fide intention to sell or otherwise transfer the Transfer Interests. The Company shall have the exclusive right, for a period of thirty (30) days from its receipt of the Sale Notice, to make an offer to purchase the Transfer Interests at a price to be proposed by the Company.

                        (ii) Subject to Section 23.1(c) below, if either (x) the
                Company does not deliver to the holder written notice of an offer to purchase the Transfer Interests ("Purchase Notice") within thirty (30) days after the Company's receipt of the Sale Notice, or (y) the holder has rejected the Company's offer, the holder shall be entitled to sell the Transfer Interests at a price which is no less than ninety percent (90%) of the last price offered by the Company for the Transfer Interests (the "Last Offer Price"), to any third party that is not an Affiliate of the holder at any time during the period of nine (9) months following the date of delivery of the Sale Notice by the holder to the Company, without the obligation to provide any further offers or notices to the Company.

                (b) Second Offer.

                        (i) If the holder proposes to sell or otherwise transfer
                the Transfer Interests to a third party that is not an Affiliate of the holder at a price that is less than ninety percent (90%) of the Last Offer Price (the "Proposed Sale Price"), the holder shall, prior to consummating such sale or transfer of the Transfer Interests to the third party, make an offer to the Company in writing and in accordance with Section 19 (the "Second Sale Notice"), to sell the Transfer Interests to the Company at the Proposed Sale Price.

                        (ii) Subject to Section 23.1(c) below, if the Company
                does not deliver to the holder written notice of acceptance of any offer made pursuant to Section 23.1(b)(i) within thirty (30) days after the Company's receipt of the Second Sale Notice, the Company shall be deemed to have waived its rights to purchase the Transfer Interests, and the holder shall be entitled to sell or otherwise transfer the Transfer Interests at the Proposed Sale Price to such unrelated third party within nine (9) months following the date of delivery of the Sale Notice, without the obligation to provide any further offers or notices to the Company.

                (c) If the holder proposes to sell or otherwise transfer the Transfer Interests to a third party that is not an Affiliate of the holder at any time after the expiry of the nine-month period referenced in Section 23.1(a)(ii) or Section 23.1(b)(ii), as the case may be, then the holder shall again be required to comply with all the obligations and requirements contained in Sections 23.1(a) and 23.1(b).

                (d) Payment of the Purchase Price shall be made in cash in immediately available funds within sixty (60) days after the date (if any) that a purchase price is agreed for the Company's purchase of the Transfer Interests.

        23.2 Minimum Amounts and Increments. Subject to Section 23.1, the Notes may be assigned in minimum amounts of $5,000,000 and in increments of $1,000,000 in excess thereof, provided that the holder may assign the Notes in a smaller minimum amount in connection with the transfer of all of the remaining Notes of such holder.

24. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents, including the validity hereof and thereof and the rights and obligations of the parties hereunder and thereunder, and all amendments and supplements hereof and thereof and all waivers and consents hereunder and thereunder, shall be construed in accordance with and governed by the domestic substantive laws of the State of Illinois without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. The Company, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in the State of Illinois and consents to the jurisdiction of the courts of the State of Illinois and the United States District Court for the Northern District of Illinois, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or thereunder or with respect to the transactions contemplated hereby or thereby, and expressly waives any and all objections it may have as to venue in any such courts. The Company further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address set forth in section 19 or as otherwise provided under the laws of the State of Illinois. Notwithstanding the foregoing, each of the Company agrees that nothing contained in this section 24 shall preclude the institution of any such suit, action or other proceeding in any jurisdiction other than the State of Illinois. THE COMPANY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST IT IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

25. Rule 144A. The Company will take, or will cause to be taken, such action as any holder of Securities may reasonably request from time to time to facilitate any sale or disposition by any such holder of any Securities without registration under the Securities Act and/or any applicable securities laws within the limitation of the exemptions provided by any rule or regulation thereunder, including, without limitation, Rule 144A under the Securities Act.

26. Miscellaneous. The headings in this Agreement and in each of the other Operative Documents are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof. This Agreement (together with the other Operative Documents) embodies the entire agreement and understanding between you and each of the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. Each covenant contained herein and in each of the other Operative Documents shall be construed (absent an express provision to the contrary) as being independent of each other covenant contained herein and therein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. If any provision in this Agreement or in any of the other Operative Documents refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable, whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision. In case any provision in this Agreement or any of the other Operative Documents shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents, may be executed in any number of counterparts and by the parties hereto or thereto, as the case may be, on separate counterparts but all such counterparts shall together constitute but one and the same instrument.

27. Confidential Information.

        For the purposes of this Section 27, "Confidential Information" means such information delivered to each holder by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such holder as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (i) becomes publicly available other than as a result of a breach of this Agreement, (ii) becomes available to any holder on a non-confidential basis from a source other than the Company or its Subsidiaries or (iii) was available to any holder on a non-confidential basis prior to its disclosure to such holder.

        Each holder will use reasonable efforts to maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such holder in good faith to protect confidential information of third parties delivered to such holder; provided that such holder may deliver or disclose Confidential Information to (i) each holder's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such holder's Notes), (ii) each holder's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 27, (iii) any other holder, (iv) any Person to which any holder sells or offers to sell its Notes or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 27), (v) any Person from whom any holder offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 27), (vi) any federal or state regulatory authority having jurisdiction over any holder, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such holder's investment portfolio, (viii) each holder's investors or fund participants in the ordinary course, (ix) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such holder, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such holder is a party or (z) if an Event of Default has occurred and is continuing, to the extent such holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under its Notes and the other Operative Documents. Each holder, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 27 as though it were a party to this Agreement.

            [The remainder of this page is intentionally left blank.]

        If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter, whereupon this letter shall become a binding agreement under seal among you and the Company. Please then return one of such counterparts to the Company.

                                Very truly yours,

                                ALION SCIENCE AND TECHNOLOGY CORPORATION

                                By: /s/ BAHMAN ATEFI
                                    --------------------------------------------
                                Name: Bahman Atefi
                                      ------------------------------------------
                                Title: Chief Executive Officer
                                       -----------------------------------------

The foregoing Agreement is hereby agreed to as of the date thereof.

IIT RESEARCH INSTITUTE

By: /s/ LEW COLLENS
    ---------------------------------------
Name: Lew Collens
      -------------------------------------
Title: Chairman
       ------------------------------------